UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                                  MOCON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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


                               2002 ANNUAL MEETING




                                  MOCON, INC.
                             7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428






TO THE SHAREHOLDERS OF MOCON, INC.:


     You are cordially invited to attend our Annual Meeting of Shareholders to be held on May 21, 2002, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428.


     The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.


     Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.




                                        Very truly yours,

                                        /s/ Robert L. Demorest

                                        Robert L. Demorest
                                        CHAIRMAN OF THE BOARD,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


April 8, 2002











                          PLEASE SIGN, DATE AND RETURN
                           THE ENCLOSED PROXY PROMPTLY
                             TO SAVE US THE EXPENSE
                          OF ADDITIONAL SOLICITATION.

                                  MOCON, INC.
                             7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428


                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 2002

                               ------------------

TO THE SHAREHOLDERS OF MOCON, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 21, 2002, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428 for the following purposes:

   1. To elect eight directors to serve for the ensuing year or until their successors are elected and qualified.

   2. To consider and act upon a proposal to amend our 1998 Stock Option Plan to increase the number of shares of our common stock specifically reserved for issuance under that plan by 550,000 shares, which would increase the total number of shares of our common stock reserved for issuance under our 1998 Stock Option Plan from 400,000 shares to 950,000 shares (plus, in each case, any shares that were reserved for issuance under the Company's 1992 Stock Option Plan and are not issued, or are issued and subsequently forfeited, thereunder).

   3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 22, 2002 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                        By Order of the Board of Directors

                                        /s/ Dane D. Anderson

                                        Dane D. Anderson
                                        VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER, TREASURER
                                        AND SECRETARY

Dated: April 8, 2002


  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                                  MOCON, INC.
                             7500 BOONE AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55428



                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 2002

                               ------------------

                                  INTRODUCTION

     The Annual Meeting of the shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 21, 2002, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     A proxy card is enclosed for your use. You are solicited on behalf of our Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to our Secretary, by filing a revoking instrument or duly executed proxy bearing a later date with our Secretary, or by appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL SET FORTH IN THE NOTICE OF MEETING AND FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

     We expect that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to our shareholders on or about April 8, 2002.

                                VOTING OF SHARES

     Only holders of our common stock of record at the close of business on March 22, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. On March 22, 2002, there were 5,481,049 shares of our common stock outstanding. Each outstanding share on that date entitles its holder to one vote, in person or by proxy, on each matter to be voted on at the Annual Meeting.

     The presence at the Annual Meeting, in person or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of the outstanding shares of our common stock entitled to vote at the meeting (1,827,017 shares) is required for a quorum for the transaction of business. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

     The election of directors, proposal to amend the 1998 Stock Option Plan, and any other proposals that may come before the Annual Meeting described in this Proxy Statement, requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, and therefore abstaining from voting on a matter has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter. In other words, "broker non-votes" are not counted as either a vote for or against a matter.



                              ELECTION OF DIRECTORS
                                   PROPOSAL 1


NOMINATION

     Our Bylaws provide that the number of directors that we have shall be the number elected by the shareholders at the last annual meeting of shareholders or the number set by resolution of our Board of Directors. Eight directors were elected at our 2001 Annual Meeting of Shareholders and the Board has not passed any resolution changing this number and therefore we will be electing eight directors at our 2002 Annual Meeting. The Board has nominated the eight individuals identified below to serve as directors until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board.


BOARD RECOMMENDATION

     The Board recommends a vote FOR the election of each of the nominees identified below. In absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If, prior to the meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.


INFORMATION ABOUT NOMINEES

     The following information has been furnished to us, as of March 14, 2002, by the persons who have been nominated for election to our Board of Directors.


                                                                                    DIRECTOR
NAME OF NOMINEE         AGE                   PRINCIPAL OCCUPATION                   SINCE
--------------------   -----   -------------------------------------------------   ---------
Robert L. Demorest      56     Chairman of the Board, President and Chief            1995
                               Executive Officer of MOCON
Dean B. Chenoweth       80     Executive Vice President of Advantek, Inc.            1980
J. Leonard Frame        77     Chairman and Chief Executive Officer of Phoenix       1983
                                  Solutions Co.
Paul L. Sjoquist        68     Registered Patent Attorney and Independent            1988
                               Consultant
Richard A. Proulx       68     Certified Public Accountant and Independent           1991
                               Consultant
Tom C. Thomas           42     Partner, Oppenheimer, Wolff & Donnelly LLP            1997
Ronald A. Meyer         51     Vice President of MOCON                               2000
Daniel W. Mayer         51     Executive Vice President of MOCON                     2000

OTHER INFORMATION ABOUT NOMINEES

     Except as indicated below, there has been no change in principal occupations or employment during the last five years for the directors or nominees for election as directors.

     Mr. Robert L. Demorest has been our Chairman of the Board, President and Chief Executive Officer since April 2000. Prior to that time, Mr. Demorest had been our President for more than five years.

     Mr. Sjoquist has been an independent consultant since 1997, when he retired from the law firm of Palmatier, Sjoquist, Voigt & Christensen, P.A. where he had been a patent attorney for more than five years. Mr. Sjoquist has provided, and is expected to continue to provide, certain legal services for us.

     Mr. Thomas has been an attorney in the law firm of Oppenheimer, Wolff & Donnelly LLP for more than five years. Oppenheimer, Wolff & Donnelly LLP has provided, and is expected to continue to provide, certain legal services for us.

     Mr. Ronald A. Meyer has been one of our Vice Presidents for more than five years. From 1995 to April 2000, Mr. Meyer also served as our Chief Financial Officer, Secretary and Treasurer.

     In February of 2001, the Board authorized management to repurchase up to $2,500,000 in shares of our common stock. As part of this repurchase plan, on March 14, 2001, we entered into an agreement with William N. Mayer, our former chief executive officer and the father of Daniel W. Mayer, to purchase 293,604 shares of our common stock that William N. Mayer held. We paid to William N. Mayer an aggregate of $1,981,827 for these shares of our common stock, which was the fair market value of these shares based on the closing price as quoted on the Nasdaq National Market System on that date.


INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
     Our business and affairs are managed by the Board. The Board met five times and took action by written consent once during 2001. Committees established by the Board consist of the Audit Committee, the Compensation Committee and the Nominating Committee.

     The members of the Audit Committee during 2001 were Messrs. Proulx, Chenoweth and Frame. The function of the Audit Committee is to review our financial statements, oversee the financial reporting and disclosures prepared by our management, make recommendations regarding our financial controls, and confer with our outside auditors. The Audit Committee met three times during 2001.

     The members of the Compensation Committee during 2001 were Messrs. Frame and Sjoquist. The function of the Compensation Committee is to set the compensation for those officers who are also directors and set the terms of, and grants of awards under, our Bonus Plan and our 1998 Stock Option Plan and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met four times, and took action by written consent twice, during 2001.

     The members of the Nominating Committee appointed in connection with the Annual Meeting were Messrs. Chenoweth and Thomas. The function of the Nominating Committee is to select nominees for the Board of Directors. The Nominating Committee will consider director nominations by shareholders. Shareholders who wish to make recommendations may submit names in writing to MOCON by the deadline for shareholder proposals, together with biographical information, the address and the telephone number of the proposed nominee. The Nominating Committee did not meet during 2001 and took action by written consent once during 2001.

     All of our directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served.


AUDIT COMMITTEE REPORT
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee will not be deemed to be incorporated by reference into any such filing.


MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE
     The Audit Committee consists of Messrs. Proulx, Chenoweth and Frame, each of whom is a member of our Board of Directors and qualifies as "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by our Board of Directors. This charter was attached to the proxy statement that we sent to our shareholders in connection with our 2001 Annual Meeting of Shareholders.

     The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

   o monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

   o monitor the independence and performance of our independent auditors.

   o provide an avenue of communication among the independent auditors, management, and our Board of Directors.

     Management is responsible for our internal controls and financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.


REVIEW OF OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001
     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with members of our management team. The Audit Committee has discussed with KPMG LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with them. The Audit Committee believes that the provision by KPMG LLP of services other than auditing and review of our quarterly financial statements is compatible with the maintenance by KPMG LLP of its independence from us.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

                                        AUDIT COMMITTEE

                                        Richard A. Proulx, Chairman
                                        Dean B. Chenoweth
                                        J. Leonard Frame

DIRECTOR COMPENSATION

     DIRECTORS' FEES. During 2001, non-employee directors each received a retainer fee of $600 per month without regard to the number of Board or committee meetings held or attended by such director, along with an additional $400 for each Board meeting or committee meeting attended in person.

     DIRECTORS' OPTIONS. On November 13, 2001, each non-employee director (a total of five directors) received an option to purchase 3,000 shares of our common stock at an exercise price of $9.375 per share, which was the average of the high and low price of a share of our common stock on that date. Each option becomes exercisable November 13, 2002 and remains exercisable until November 13, 2011 in accordance with the provisions of our 1998 Stock Option Plan.

     DIRECTOR RETIREMENT PLAN. On March 23, 1988, the Board adopted a retirement plan for our non-employee directors. Pursuant to this retirement plan, all non-employee directors who have served on our Board of Directors for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs, provided that such payment will not be made to a director who, following his or her retirement, continues to serve as a consultant to us. Any amount payable under this retirement plan will be paid in four installments at the end of each of the four fiscal quarters following retirement. As of December 31, 2001, all of our current non-employee directors, with the exception of Mr. Thomas, were eligible to receive payments pursuant to this retirement plan upon their retirement from the Board.

         PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 14, 2002 unless otherwise noted (a) by each shareholder who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (b) by each director and each executive officer named in the Summary Compensation Table and (c) by all of our executive officers and directors as a group.


                                                                                     SHARES OF COMMON STOCK
                                                                                   BENEFICIALLY OWNED (1)(2)
                                                                             --------------------------------------
NAME                                                                             AMOUNT        PERCENT OF CLASS (3)
--------------------------------------------------------------------------   --------------   ---------------------
Fenimore Asset Management, Inc. ..........................................    434,299(4)               7.9%
 118 North Grand Street
 P.O. Box 310
 Cobleskill, New York 12043
Robert L. Demorest .......................................................    255,125(5)               4.6%
Dane D. Anderson .........................................................     37,501(6)                  *
Douglas J. Lindemann .....................................................     19,250(7)                  *
Daniel W. Mayer ..........................................................    121,978(8)               2.2%
Ronald A. Meyer ..........................................................    134,379(9)               2.4%
Dean B. Chenoweth ........................................................     46,591(10)                 *
J. Leonard Frame .........................................................     11,816(11)                 *
Richard A. Proulx ........................................................     13,625(10)                 *
Paul L. Sjoquist .........................................................     12,427(10)                 *
Tom C. Thomas ............................................................      4,500(10)                 *
All current directors and executive officers as a group (10 persons) .....    657,192(12)             11.4%

------------------
 * Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3) Based on 5,480,649 shares of our common stock outstanding as of March 14, 2002.

(4) Fenimore Asset Management, Inc. has reported in a Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 2001, it was the beneficial owner of all such shares, possessing shared voting and investment power with respect to all such shares.

(5) Includes 103,500 shares that Mr. Demorest has the right to acquire within 60 days upon the exercise of stock options. Also includes 118,675 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power. Also includes 1,500 shares held in trust for his children.

(6) Includes 37,000 shares that Mr. Anderson has the right to acquire within 60 days upon exercise of stock options.

(7) Includes 17,750 shares that Mr. Lindemann has the right to acquire within 60 days upon the exercise of stock options. Also includes 1,500 shares owned beneficially by certain trusts as to which he shares voting and investment power.

 (8) Includes 55,000 shares that Mr. D.W. Mayer has the right to acquire within 60 days upon the exercise of stock options.

 (9) Includes 35,500 shares that Mr. Meyer has the right to acquire within 60 days upon the exercise of stock options. Also includes 98,879 shares owned beneficially by certain trusts as to which he shares voting and investment power.

(10) Includes 4,000 shares that such directors have the right to acquire within 60 days upon the exercise of stock options.

(11) Includes 4,000 shares that Mr. Frame has the right to acquire within 60 days upon the exercise of stock options. Also includes 7,816 shares owned beneficially by Mr. Frame and his wife jointly as to which he shares voting and investment power.

(12) Includes an aggregate of 268,750 shares that certain directors and executive officers have the right to acquire within 60 days upon the exercise of stock options. Includes an aggregate of 228,370 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in the last fiscal year.


                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                                 -------------
                                                           ANNUAL COMPENSATION                     SECURITIES      ALL OTHER
                                           ---------------------------------------------------     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR        SALARY ($)         BONUS ($)(1)      OTHER (2)     OPTIONS (#)        ($)(3)
-------------------------------   ------   -----------------   -----------------   -----------   -------------   -------------
Robert L. Demorest                2001         $200,396            $106,651(4)       $2,771         40,000          $2,577
 Chairman of the Board,           2000          166,215              71,303           1,124         39,000           1,960
 President and Chief              1999          155,790              50,847               0              0           1,920
 Executive Officer

Dane D. Anderson                  2001         $128,628(5)         $ 40,031          $8,683         17,500          $  958
 Vice President and Chief         2000           87,018(5)           19,958               0         12,500           1,157
 Financial Officer, Treasurer     1999           69,966              11,937               0              0               0
 and Secretary

Douglas J. Lindemann              2001         $115,068            $ 33,761          $7,693         12,000          $1,349
 Vice President and               2000           95,252              18,781               0         10,000           1,151
 General Manager                  1999           88,593               7,302               0              0           1,016

Daniel W. Mayer                   2001         $153,217(5)         $ 47,846          $8,912         17,500          $2,637
 Executive Vice President         2000          136,834(5)           44,463               0         17,500           2,292
 and Chief Technical Officer      1999          131,364              42,874               0              0           1,814

------------------
(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year. Except as otherwise provided herein, all bonuses were payable pursuant to our Bonus Plan. Under our Bonus Plan, participants can earn bonuses if we achieve certain established profit goals, as is more fully described below under the heading "Compensation Committee Report on Executive Compensation."

(2) "Other Annual Compensation" represents the personal portion of automobile usage.

(3) "All Other Compensation" includes contributions that we made under our Salary Reduction Plan. Under the Salary Reduction Plan, participants may voluntarily request that we reduce his or her pre-tax compensation by up to 12% (subject to certain special limitations) and contribute such amounts to a trust. We contributed an amount equal to 25% of the first 6% of the amount that each participant contributed under this plan during the period from July 1, 2000 to December 31, 2001. From January 1, 1999 to July 1, 2000 we contributed an amount equal to 20% of the first 6% of the amount that each participant contributed under this plan.

(4) The bonus amount for Mr. Demorest includes $15,295 which represents the fair market value of an automobile that was transferred to him by the Company.

(5) Includes for 2001 $8,413 and $6,203, and for 2000 $5,145 and $2,371 paid to
    Mr. Anderson and Mr. D.W. Mayer, respectively, as compensation for forfeited vacation.

OPTION GRANTS AND EXERCISES
     The following tables summarize option grants to, and exercises by, our executive officers named in the "Summary Compensation Table" during 2001 and the potential realizable value of the options held by such persons as of December 31, 2001.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                       POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                                    VALUE AT ASSUMED
                         -------------------------------------------------------------------------     ANNUAL RATES OF STOCK
                                                     PERCENT OF TOTAL                                    PRICE APPRECIATION
                           NUMBER OF SECURITIES      OPTIONS GRANTED     EXERCISE OR                    FOR OPTION TERM (2)
                                UNDERLYING             TO EMPLOYEES      BASE PRICE     EXPIRATION   -------------------------
NAME                      OPTIONS GRANTED (#)(1)      IN FISCAL YEAR       ($/SH)          DATE           5%           10%
----------------------   ------------------------   -----------------   ------------   -----------   -----------   -----------
Robert L. Demorest               40,000                     20%              6.70       09/21/11      $168,840      $426,120
Dane D. Anderson                 17,500                      9%              6.70       09/21/11        73,868       186,428
Douglas J. Lindemann             12,000                      6%              6.70       09/21/11        50,652       127,836
Daniel W. Mayer                  17,500                      9%              6.70       09/21/11        73,868       186,428

------------------
(1) All the options granted to executives were granted under our 1998 Stock Option Plan. Options become exercisable under the plan so long as executives remain employed by us or one of our subsidiaries. To the extent not already exercisable, options granted under the 1998 Plan become immediately exercisable in full if we were to experience a change in control, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1998 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price of such options. These options were granted on September 21, 2001 and were fully vested on that date.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of our common stock, overall market conditions and the executive's continued employment with us. The amounts represented in this table might not necessarily be realized.


                        AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                             SHARES                                 YEAR-END (#)           AT FISCAL YEAR-END ($)(3)
                          ACQUIRED ON          VALUE       ----------------------------- -----------------------------
NAME                    EXERCISE (#)(1)   REALIZED ($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ----------------- ----------------- ------------- --------------- ------------- --------------
Robert L. Demorest            0                 0             103,500             0         $313,599       $     0
Dane D. Anderson              0                 0              36,000         2,625          104,637         9,207
Douglas J. Lindemann          0                 0              16,750         8,250           48,393        29,162
Daniel W. Mayer               0                 0              55,000             0          165,829             0

------------------
(1) The exercise price of options granted under our Non-Statutory Plan, 1992 Stock Option Plan or 1998 Stock Option Plan may be paid in cash, shares of our common stock valued at fair market value on the date of exercise or by providing irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) The "Value Realized" is calculated as the excess of the market value of our common stock on the date of exercise or December 31, 2001, as the case may be, over the exercise price. The market price of our common stock as of December 31, 2001 was calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System. The exercise price of outstanding options range from $5.156 to $11.625 per share.

(3) Value calculated as the excess of the market value of our common stock on December 31, 2001 ($9.485), calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System, over the exercise price per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Composed entirely of outside directors, the Compensation Committee of the Board of Directors meets three to six times per year and is responsible for establishing the compensation for our executive officers who are also directors (Messrs. Demorest, D.W. Mayer and Meyer), and for administering our compensation and stock option plans in which these individuals and other key employees participate. Our Chief Executive Officer establishes the compensation of all of our executive officers who are not also directors. The members of our Compensation Committee during 2001 were J. Leonard Frame and Paul L. Sjoquist. A more complete description of the functions of the Compensation Committee is set forth under the caption "Election of Directors -- Information About the Board and its Committees."

     COMPENSATION PHILOSOPHY AND OBJECTIVES. Our executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of our executive compensation program are to:

   o Reward the achievement of our desired earnings and individual performance goals;

   o Provide compensation that is competitive with other companies of comparable size and performance so that we can attract and retain key executives; and

   o Link compensation to the performance of our common stock so that the interests of executives are linked with those of our shareholders.

     Our executive compensation program provides a level of compensation that is competitive for companies of comparable profitability, complexity and size. In determining compensation levels, competitive compensation data, including compensation data for some of the companies included in our peer group used in the Stock Performance Graph as well as other companies, is collected by management, analyzed and presented to the Compensation Committee for review. The Compensation Committee ultimately determines the proper level of compensation which may be greater or less than competitive levels in this survey data based upon factors such as our annual and long-term performance as well as the performance of the executive. The compensation of executives other than Messrs. Demorest, D.W. Mayer, and Meyer is established by Mr. Demorest using a similar philosophy.

     EXECUTIVE COMPENSATION PROGRAM COMPONENTS. Our executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive's individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon our annual and long-term performance as well as the performance of each individual executive. The particular elements of the compensation program are discussed more fully below.

     BASE SALARY. Base salary levels of executives are determined by taking into account an executive's level of responsibility, prior experience, competitive market data, the skills and experiences required by the position and the individual's performance. The base salary of Mr. Robert Demorest and each executive officer is reviewed periodically and changes are made based on the foregoing factors. Mr. Demorest's current annual salary is $200,000, which is the same salary paid to Mr. Demorest in 2001.

     ANNUAL INCENTIVE COMPENSATION. Annual cash bonuses are paid under our Bonus Plan to our executives and are designed to provide a direct financial incentive to executives to achieve our annual profit goals, which are measured by net income before income taxes and incentives. The base bonus amount for Mr. Demorest was set at 50% of his base salary for 2001 and is currently set at 65% of his base salary for 2002. The base bonus amounts for our other executive officers range from 35% to 40% of base salary. Bonuses are paid if we achieve our profit goals, which are set from time to time by our Compensation Committee. To the extent that our profits are less than or greater than established goals, the actual bonus amounts are proportionally reduced or increased but may not exceed 150% of the base bonus amount. The bonus amount received by each of Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. D.W. Mayer, and Mr. Meyer for 2001 was $91,356, $40,031, $33,761, $47,846, and $9,394,
respectively.

     LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of our shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted, our performance and the performance of the executive during the year. Based upon these factors, Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. D.W. Mayer, and Mr. Meyer were granted options to purchase a total of 40,000, 17,500, 12,000, 17,500, and 4,000 shares, respectively, during 2001.

     SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code which limits corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe that we will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will consider adopting such a policy if compensation levels ever approach $1,000,000.


                CHIEF EXECUTIVE OFFICER   COMPENSATION COMMITTEE
                Robert L. Demorest        J. Leonard Frame
                                          Paul L. Sjoquist


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of our Compensation Committee during 2001 were J. Leonard Frame and Paul L. Sjoquist. Mr. Sjoquist has provided, and is expected to continue to provide, certain legal services for us.

STOCK PERFORMANCE GRAPH
     The following line-graph provides a five-year comparison of the cumulative returns for an investment in us, the S&P 500 Index and an index comprised of our peer companies. Our peer group consists of companies that operate in similar industries and with similar market capitalization. The total cumulative return (change in the year-end stock price plus reinvested dividends) is based on the investment of $100 made on December 31, 1996 in each of our common stock, the S&P 500 Index and an index comprised of our peer group. Total cumulative return for each company in our peer group is weighted according to market capitalization at the beginning of each year. The following companies that were originally included in our peer group were purchased between 1997 and 2001 and are therefore no longer included when calculating the return of the index comprised of our peer group: CEM Corp., Media Logic Inc., Moore Products Co., TSI, Inc.-MN, Daniel Industries, Instron Corp., Unit Instruments, Inc., Core Industries, Inc., Gelman Sciences, Inc., and Andros, Inc.


                              FIVE-YEAR COMPARISON


                               [PERFORMANCE GRAPH]


                         S&P 500              MOCON       PEER GROUP INDEX*
                         -------              -----       -----------------
      1996                   100                100                     100
      1997                133.36             160.34                  162.33
      1998                171.48               86.2                   70.05
      1999                207.56               93.1                   72.22
      2000                188.66             104.56                  226.92
      2001                166.24             160.18                   93.12



------------------
*BEI Medical Systems Company, Inc., Hurco Companies, Inc., Input/Output Inc., K-Tron International, Inc., Integralvision, Inc., MTS Systems Corp., Newport Corp.

CHANGE IN CONTROL ARRANGEMENTS
     If we experience a change in control, stock options granted under our 1992 Stock Option Plan and 1998 Stock Option Plan that are then outstanding will become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether or not the plan participants remain employed by us or one of our subsidiaries. In addition, in the event of a change in control, the Compensation Committee may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such options immediately prior to the effective date of a change in control over the exercise price of such options. The term "change in control" includes:

   o the sale or other disposition of substantially all of our assets;

   o a person becomes the beneficial owner of certain thresholds of our common stock (which such thresholds are more fully explained in the plans);

   o a merger in which our shareholders hold less than 50% of the combined voting power of the corporation surviving the merger;

   o certain changes in the composition of our Board of Directors;

   o the approval by our shareholders of a plan providing for our liquidation or dissolution; or

   o a change in control that we would be required to report on an SEC filing.


EXECUTIVE SEVERANCE AGREEMENTS
     We have a written Executive Severance Agreement with each of Robert Demorest, Daniel Mayer, Dane Anderson and Douglas Lindemann. These agreements require us to make severance payments to these executive officers if their employment with us is terminated under certain circumstances. If a termination of employment occurs in connection with us experiencing a change in control, then the executive officer may be entitled to a lump sum cash payment equal to two times his annual salary if certain conditions set forth in the severance agreement are met. If we terminate the executive's employment for reasons unrelated to a change of control and other than for "cause" (as defined in the severance agreement), the executive may be entitled to a lump sum cash payment equal to his annual salary.


CONFIDENTIALITY AGREEMENT
     We currently have a written agreement with William N. Mayer which prohibits Mr. Mayer from disclosing confidential information to outside parties and which prohibits Mr. Mayer from engaging in any competitive business activity until April 2002. This agreement also requires Mr. Mayer to disclose to us any ideas, discoveries or inventions relating to or resulting from his work with us and to assign to us all proprietary rights to such matters. In the event that Mr. Mayer is unable to obtain employment consistent with his abilities and education as a result of this agreement, we will be required to make payments to Mr. Mayer equal to his monthly base salary at the time his employment with us terminated (exclusive of extra compensation, bonus or employee benefits) for each month of such unemployment, up to a maximum of 24 months.

                 PROPOSAL TO AMEND OUR 1998 STOCK OPTION PLAN
                                   PROPOSAL 2

INTRODUCTION
     On May 19, 1998, our shareholders approved the adoption of our 1998 Stock Option Plan. The 1998 Plan provides for the grant of stock options to our employees, directors, consultants and independent contractors. The 1998 Plan allows us to grant both "incentive options" (as defined in Section 422 of the Internal Revenue Code) as well as non-statutory stock options. On February 12, 2002, the Board recommended that an amendment to the 1998 Plan be submitted to our shareholders for approval. The amendment would increase the number of shares of common stock specifically reserved for issuance under the 1998 Plan by 550,000 shares of our common stock, from 400,000 shares to 950,000 shares (plus, in each case, any shares that were reserved for issuance under the Company's 1992 Stock Option Plan and are not issued, or are issued and subsequently forfeited, thereunder). You are being asked to approve this amendment at the Annual Meeting.


PURPOSE OF THE AMENDMENT
     Providing stock option grants under the 1998 Plan is an important element to our overall success. In general, the Board believes that equity-based incentives align the interests of our directors, management and employees with those of our shareholders. In addition, providing stock option grants under the 1998 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes is necessary for the achievement of our goals.

     Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with stock option components, is particularly important in attracting and retaining qualified candidates.


SUMMARY OF THE 1998 PLAN
     A general description of the basic features of the 1998 Plan is set forth below. This summary is qualified in its entirety by reference to the actual text of the 1998 Plan. You may obtain a copy of the 1998 Plan from us, free of charge, by sending a request to the address set forth at the beginning of this Proxy Statement.

     GENERAL. The Plan's purpose is to advance our interests and the interests of our shareholders by enabling us to attract and retain talented persons by granting to such individuals the opportunity of equity participation in MOCON and also rewarding such individuals who contribute to the achievement of our economic objectives.

     ELIGIBLE PARTICIPANTS. All employees of MOCON or any subsidiary of MOCON and any non-employee director, consultant or independent contractor of MOCON or any subsidiary of MOCON who, in the judgment of the Compensation Committee, has contributed, is contributing or is expected to contribute to the achievement of our economic objectives is eligible to participate in the 1998 Plan. On March 22, 2002, approximately 117 employees and non-employee directors were eligible to receive stock options under the 1998 Plan.

     Participants may be granted one or more stock options from time to time at the discretion of the Compensation Committee. The stock options will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the provisions of the 1998 Plan. All stock options are deemed granted as of the date specified in the Compensation Committee's resolution, which will also be the date of the participant's award agreement.

     ADMINISTRATION. The Compensation Committee of the Board administers the 1998 Plan. The Compensation Committee has the authority to determine all provisions of stock options granted under the 1998 Plan as long as they are consistent with the terms of the 1998 Plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding stock option so long as such amendment or modification is permitted by the 1998 Plan and does not adversely affect the rights of the person holding such option without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

     STOCK SUBJECT TO THE 1998 PLAN. Prior to the proposed amendment of the 1998 Plan described in this Proxy Statement, there were 400,000 shares of our common stock specifically reserved for issuance under the 1998 Plan plus the number of shares remaining available under our 1992 Stock Option Plan or which later become available under that plan as a result of forfeiture or cancellation. As of March 22, 2002, 26,213 shares of common stock had been issued upon the exercise of options granted under the 1998 Plan, and options to purchase 446,057 shares of common stock were outstanding. There were 3,088 shares available for future grant under the 1998 Plan as of that date. Assuming approval of an increase of 550,000 shares to the 1998 Plan, 553,088 shares would be available for future grant not including any shares that are reserved for issuance under the Company's 1992 Stock Option Plan for unissued options as of March 22, 2002, and for outstanding options as of that date that are subsequently forfeited or canceled.

     In determining the number of shares of common stock available for issuance under the 1998 Plan at any point in time, shares of common stock that are issued under the 1998 Plan or that are subject to outstanding stock options are applied to reduce the maximum number of shares of common stock remaining available for issuance under the 1998 Plan. Any shares of common stock that are subject to a stock option that lapses, expires, is forfeited or for any reason is terminated unexercised, and any shares of common stock that are subject to an option that is settled or paid in cash, are again made available for issuance under the 1998 Plan.


STOCK OPTIONS

     OPTIONS. A stock option provides the optionee with the opportunity to purchase a specified number of shares of our common stock at a predetermined price for a specific period of time. Stock options are either "incentive options" or "non-statutory options." Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. Non-qualified options must be granted with an exercise price equal to at least 85% of the fair market value of the common stock on the date of grant. For purposes of the 1998 Plan, the fair market value of the common stock is the average of the high and low prices of our common stock, as reported on the Nasdaq National Market, on the applicable date. On March 22, 2002, the average of the high and low prices of our common stock, as reported on the Nasdaq National Market, was $9.455.

     Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that an incentive option may not be exercisable after 10 years from the date of grant.

     The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise), or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

     EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. In the event a participant's employment or other service with MOCON and all subsidiaries is terminated by reason of death, disability or retirement, all outstanding options held by such participant will remain exercisable to the extent then exercisable for a period of one year after such termination, but in no event after their original expiration date.

     In the event a participant's employment or other service with us is terminated for any other reason, other than for cause, all outstanding options held by such participant will remain exercisable to the extent then exercisable for a period of three months after such termination. In the event a participant's employment or other service with us is terminated for cause, all outstanding options held by such participant will immediately terminate without notice and will no longer be exercisable.

     The Compensation Committee may, at its discretion, modify these post-termination provisions, provided that no option may remain exercisable beyond its expiration date.

     AMENDMENT OF PLAN. The Board may suspend or terminate the 1998 Plan or any portion thereof at any time, and may amend the 1998 Plan from time to time to conform the 1998 Plan to any change in applicable laws or regulations or in any other respect the Board may deem to be in our best interests.

     The Board may not, however, make an amendment to the 1998 Plan without stockholder approval if stockholder approval is required under Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market. Furthermore, the Board cannot make any modification to the 1998 Plan that would adversely affect outstanding options without the consent of the affected participants.

     TERMINATION. The 1998 Plan will terminate at midnight on February 10, 2008, unless terminated earlier by the Board. No stock option may be granted after such termination. Stock options outstanding upon termination of the 1998 Plan may continue to be exercised according to their terms.


FEDERAL INCOME TAX CONSEQUENCES
     The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of MOCON or to any individual participant who receives an incentive award under the 1998 Plan.


     INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or MOCON as a result of the grant to an employee of an incentive stock option under the 1998 Plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to MOCON or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

     When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

     If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     NON-STATUTORY STOCK OPTIONS. Neither the participant nor MOCON incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to applicable withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

     At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

     In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts that are required to be included in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

     EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code imposes a 20% excise tax on the recipient of "excess parachute payments" (as defined in the Internal Revenue Code) and prohibits us from taking tax deductions on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of MOCON may constitute parachute payments, and in certain cases, "excess parachute payments."

     SECTION 162(m). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the 1998 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the 1998 Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the 1998 Plan will be subject to this limit.


OPTION AWARDS UNDER THE 1998 PLAN
     As of March 22, 2002, we have granted options to our directors and executive officers under the 1998 Plan as follows:


NAME                                              # GRANTED
----------------------------------------------   ----------
  Robert L. Demorest .........................     87,500
  Dane D. Anderson ...........................     31,500
  Douglas J. Lindemann .......................     23,500
  Daniel W. Mayer ............................     42,500
  Ronald A. Meyer ............................     23,000
  Dean B. Chenoweth ..........................      6,000
  J. Leonard Frame ...........................      6,000
  Richard A. Proulx ..........................      6,000
  Paul L. Sjoquist ...........................      6,000
  Tom C. Thomas ..............................      6,000
  All executive officers of MOCON as a group
   (5 persons) ...............................    208,000
  All non-executive directors of MOCON as
   a group (5 persons) .......................     30,000
  All non-executive employees of MOCON as
   a group ...................................    288,190

     No information can be provided with respect to options or awards that may be granted in the future under the 1998 Plan. Such awards are within the discretion of the Compensation Committee. The Compensation Committee has not determined future awards or who might receive them.


BOARD RECOMMENDATION
     The Board of Directors recommends a vote FOR approval of the proposal to increase the number of shares of common stock reserved for issuance under our 1998 Stock Option Plan. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the 1998 Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and of our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on review of the copies of such reports furnished to us during the period ended December 31, 2001, and based on representations by such persons, all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filings requirements, with the exception that Mr. Douglas J. Lindemann, one of our Vice Presidents, was delinquent in filing a Form 3 after he became one of our executive officers and Tom Thomas, one of our directors, was delinquent in filing a Form 4 to report the purchase of shares on the open market. We believe that Messrs. Lindemann and Thomas are now current in their respective Section 16(a) filing obligations.



                              INDEPENDENT AUDITORS

     KPMG LLP served as our independent auditor during 2001. We expect that KPMG LLP will continue to serve as our auditor during 2002.


AUDIT FEES
     KPMG LLP's fees for our 2001 annual audit and reviews of our quarterly financial statements were approximately $70,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
         KPMG LLP did not render any services to us in 2001 with respect to financial information systems design and implementation.


ALL OTHER FEES
     KPMG LLP's fees for all other 2001 services, primarily tax services, were approximately $43,000.

     A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.



                   HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement for the 2002 Annual Meeting or Annual Report to Shareholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to MOCON, Inc., Attention: Chief Financial Officer, 7500 Boone Avenue North, Minneapolis, MN 55428 telephone:
(763) 493-6370. Any shareholder who wants to receive separate copies of a Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact MOCON at the above address and phone number.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by us at our principal executive offices on or before December 9, 2002.

     A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 22, 2003. If a shareholder fails to provide notice by this date, then the persons named as proxies in the proxies that we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.



                                  OTHER MATTERS

     Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.



                                  MISCELLANEOUS

     WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 TO EACH PERSON WHO WAS A SHAREHOLDER OF OURS AS OF MARCH 22, 2002, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 7500 BOONE AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN:
SHAREHOLDER INFORMATION.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Dane D. Anderson

                                        Dane D. Anderson
                                        VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER, TREASURER AND SECRETARY

Minneapolis, Minnesota
April 8, 2002

                                                                     APPENDIX A



                                  MOCON, INC.
                             1998 STOCK OPTION PLAN

1.  PURPOSE OF PLAN.

     The purpose of the Modern Controls, Inc. 1998 Stock Option Plan (the "Plan") is to advance the interests of Modern Controls, Inc. (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.  DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "BOARD" means the Board of Directors of the Company.

     2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.3 "CHANGE IN CONTROL" means an event described in Section 9.1 of the Plan.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "COMMON STOCK" means the common stock of the Company, $0.10 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.8 "ELIGIBLE RECIPIENTS" means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

     2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

     2.11 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.12 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.13 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.14 "PARTICIPANT" means an Eligible Recipient who receives one or more Options under the Plan.

     2.15 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

     2.16 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

     2.17 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.18 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.19 "TAX DATE" means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Option.

3.  PLAN ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     3.2  AUTHORITY OF THE COMMITTEE.

       (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options to be made to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option; (iii) the time or times when Options will be granted; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Option in the form of cash, Common Stock or any combination of both.

       (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option for purposes of this Plan.

       (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.  SHARES AVAILABLE FOR ISSUANCE.

     4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 400,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the shareholders of the Company, are reserved for issuance under the Company's 1992 Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options relating to more than 50,000 shares of Common Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 4.3 of the Plan); provided, however, that a Participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Options relating to up to 100,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan).

     4.2 ACCOUNTING FOR OPTIONS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.

     4.3 ADJUSTMENTS TO SHARES AND OPTIONS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5.  PARTICIPATION.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options as may be determined by the Committee in its sole discretion. Options will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.  OPTIONS.

     6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of

Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

     6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

     6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

     6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: CFO) at its principal executive office in Minneapolis, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

     6.6 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     7.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one year after such termination (but in no event after the expiration date of any such Option).

     7.2  TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

       (a) Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

       (b) For purposes of this Section 7.2, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

     7.3 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 7, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

     7.4 EXERCISE OF INCENTIVE STOCK OPTIONS FOLLOWING TERMINATION. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

     7.5 DATE OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

8.  PAYMENT OF WITHHOLDING TAXES.

     8.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option, including, without limitation, the grant or exercise of an Option or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option.

     8.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 8.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

9.  CHANGE IN CONTROL.

     9.1 CHANGE IN CONTROL. For purposes of this Section 9, a "Change in Control" of the Company will mean the following:

       (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

       (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

       (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 9.2 below), or (ii) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

       (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 75%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or
    (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

       (e) the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

       (f) any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

     9.2 CONTINUITY DIRECTORS. For purposes of this Section 9, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

     9.3 ACCELERATION OF EXERCISABILITY. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Option at the time of grant or at any time after the grant of an Option, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary.

     9.4 CASH PAYMENT. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Option at the time of grant or at any time after the grant of an Option, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     9.5 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in
Section 9.3 or 9.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 9.3 or the payment of cash in exchange for all or part of an Option as provided in Section 9.4 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 9.3 or 9.4 of the Plan will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 9.5 will not apply, and any "payments" to a Participant pursuant to
Section 9.3 or 9.4 of the Plan will be treated as "payments" arising under such separate agreement.

10. RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

     10.1 EMPLOYMENT OR SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

     10.2 RIGHTS AS A SHAREHOLDER. As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     10.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 7 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

     10.4 BREACH OF CONFIDENTIALITY OR NON-COMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Option then held by the Participant without notice of any kind.

     10.5 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11. SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to
Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2,
4.3 and 9 of the Plan.

13. EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan is effective as of February 10, 1998, the date it was adopted by the Board. The Plan will terminate at midnight on February 10, 2008, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

14. MISCELLANEOUS.

     14.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     14.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                     [LOGO]
                                  MOCON, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 21, 2002
                                    4:00 P.M.

                                  MOCON, INC.
                             7500 BOONE AVENUE NORTH
                             MINNEAPOLIS, MINNESOTA



MOCON, INC.
7500 BOONE AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428                                               PROXY
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Demorest and Dane D. Anderson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MOCON, Inc. held of record by the undersigned on March 22, 2002, at the Annual Meeting of Shareholders to be held on May 21, 2002, or any adjournment, thereof.
















                  (CONTINUED AND TO BE SIGNED ON THE REVERSE.)

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MOCON, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.












        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


             PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]
                               PLEASE DETACH HERE



1. ELECTION OF DIRECTORS:
   01  Robert L. Demorest 05  Richard A. Proulx
   02  Dean B. Chenoweth  06  Tom C. Thomas
   03  J. Leonard Frame   07  Ronald A. Meyer
   04  Paul L. Sjoquist   08  Daniel W. Mayer

                              [ ]  Vote FOR all           [ ]  Vote WITHHELD
                                   nominees (except            from all nominees
                                   as marked below)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

                                                     ---------------------------
                                                     |                         |
                                                     ---------------------------

2. To consider and act upon a proposal to amend our 1998 Stock Option Plan to increase the number of shares of our common stock specifically reserved for issuance under that plan by 550,000 shares, which would increase the total number of shares of our common stock reserved for issuance under our 1998 Stock Option Plan from 400,000 shares to 950,000 shares (plus any shares that were reserved for issuance under the Company's 1992 Stock Option Plan and are not issued, or are issued and subsequently forfeited, thereunder).
                                  [ ]For        [ ]  Against        [ ]  Abstain

3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE AND FOR PROPOSAL 2 ABOVE.


Address Change? Mark Box [ ]    Indicate changes below:

                        Date: ____________________________________________, 2002

                        -------------------------------------------------
                        |                                               |
                        -------------------------------------------------
                        Signature(s) in Box

                        Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.